EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                                                                                                                                                                     Contact:                   David M. Findlay
                                                                                                                                           President and
                                                                                                                                           Chief Financial Officer
                                                                                                                                           (574) 267-9197

LAKE CITY BANK ANNOUNCES ELECTION OF BRIAN J. SMITH, CO-CEO OF HERITAGE FINANCIAL GROUP, TO BOARD

Warsaw, Indiana (July 13, 2010) – Lakeland Financial Corporation (NASDAQ Global Select/LKFN) and Lake City Bank, today announced that Brian J. Smith has been appointed to their respective Boards of Directors.

Mr. Smith is the Co-CEO of Heritage Financial Group in Elkhart, Indiana.  Heritage is a vertically integrated company with business interests in commercial and multi-family residential real estate management, manufactured housing and automobile sales and consumer finance.

Michael L. Kubacki, Chairman, Chief Executive Officer, commented on the appointment, “Brian brings a valuable set of financial and operational skills to Lake City Bank.  His strong financial background and his professional experience will benefit us as we continue our growth in Indiana.”

Kubacki added, “Brian’s commitment to community service is perfectly aligned with Lake City Bank’s.  During the past 20 years, he has been an active leader in Elkhart County and within his industry, with board and leadership service to nearly 20 community, academic and industry boards.”

Smith commented, “As a long-time customer of Lake City Bank, I have always appreciated the bank’s approach to relationship-oriented banking.  It’s very important for community banks to not only support their clients, but to support their communities as well.  Lake City Bank is clearly focused on the Indiana communities they serve and their overall well-being.  I look forward to contributing to the Bank’s growth and expansion.”

From 1986 to 1990, Mr. Smith worked for Ernst and Young, Certified Public Accountants.  While at Ernst and Young, Smith earned his CPA certificate and was a senior tax consultant.  He joined Heritage Financial Group in 1990 and was named Co-CEO in 2000.

Mr. Smith has served on numerous community, academic and industry-related boards.  He currently serves on the boards of ADEC, Habitat for Humanity of Elkhart County, Elkhart Chamber of Commerce, The Crossing Educational Center and the Elkhart County Community Foundation.  In addition, he is member of the Elkhart Rotary.

Lakeland Financial Corporation is a $2.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana and expects to open a full service office in the Indianapolis market in 2011.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.